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                                                                    EXHIBIT 99.1

FEBRUARY 16, 2001

DIEDRICH COFFEE, INC. NAMES NEW BOARD CHAIRMAN, PAUL HEESCHEN


IRVINE, CALIF.--FEBRUARY 16, 2001 - DIEDRICH COFFEE, INC. (NASDAQ: DDRX), the second largest retailer in the U.S. specialty coffee market, announced today that Paul C. Heeschen, a member of the board of directors of Diedrich Coffee since 1996, was named Chairman of the Board.

Heeschen is a Principal with Heeschen & Associates, a private investment firm. Heeschen replaces John E. Martin who resigned from the board of directors this week. Martin became Chairman of the Board in November of 1997 and transitioned from an executive to non-executive Chairman in October of 2000.

Heeschen, who will not receive any additional compensation in connection with serving as the company's Chairman, was an early investor in Diedrich Coffee. Heeschen led the first group of private investors in Diedrich Coffee in 1992. He continues to be a significant stockholder of the company owning approximately 15% of Diedrich Coffee's stock through various investment entities that he manages.

"I have been a stockholder of Diedrich Coffee for many years now and, as Chairman, I will strive to increase value for all of our stockholders," commented Heeschen.

"Diedrich Coffee is a strong brand with a great future and I have been very pleased to have had the opportunity to work with this company," said Martin. "I feel that I have accomplished one of my primary objectives as Chairman by securing the right management team for the company. With that completed, I feel the company has abundant industry experience and leadership in the current management team and I need to turn my attention to a couple of other companies where I serve as Chairman."

Martin presently serves as the Chairman of the Boards of Culinary Adventures, a private restaurant company, and Rthport, a soon-to-be-launched technology company. "I have invested a significant amount of my time and personal funds in Diedrich Coffee over the last few years and I continue to be a large stockholder of the company. For these reasons, I remain very interested in, and positive about, the future potential for this company," added Martin.


ABOUT DIEDRICH COFFEE

         Diedrich Coffee, Inc. is the nation's second largest retailer in the specialty coffee market with annual system-wide revenues in excess of $150 million through 374 retail locations in 37 states and 10 foreign countries. The company's primary brands are Diedrich Coffee brand coffeehouses and Gloria Jean's Coffees, the nation's leading chain of mall-based coffee stores.

         Headquartered in Irvine, Diedrich Coffee specializes in sourcing and roasting the world's highest quality specialty coffees and offering them to customers through its coffeehouses and mall stores and via wholesale, mail order and its website. For more information about Diedrich Coffee, call (800) 354-5282, or visit the company's website at www.diedrich.com.

Forward Looking Statements

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor. Actual results and financial position could differ materially from those anticipated in

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the forward-looking statements as a result of a number of factors, including but not limited to, the successful management of Diedrich Coffee's growth strategy, impact of competition, the availability of working capital and other risks and uncertainties described in detail under "Risk Factors and Trends Affecting Diedrich Coffee and its Business" in the Company's annual report on form 10-K for the fiscal year ended June 28, 2000.


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Contact:

         Diedrich Coffee, Inc., Irvine

         Catherine Saar (media), (949) 260-6704
         or
         Matt McGuinness (investors), (949) 260-6734